Exhibit 1.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of July 10, 2006, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of common stock and Series A and B preferred stock of ImmunoTechnology Corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

SUNODIA PARTNERS, LP

By: /s/ Stephen M. Hicks
Stephen M. Hicks
General Partner

ACCELERANT PARTNERS, LLC

By: /s/ Stephen M. Hicks
Stephen M. Hicks
Manager

PETALS DECORATIVE ACCENTS LLC

By: /s/ Stephen M. Hicks
Stephen M. Hicks
Manager

Stephen M. Hicks

By: /s/ Stephen M. Hicks
Stephen M. Hicks